Exhibit 10.3

FORM OF RETENTION AWARD AGREEMENT

This RETENTION AWARD AGREEMENT (the “Agreement”), dated October [ ], 2019, is entered into by and among [ ] (“Employee”) and CME Media Services Limited (“Company”).

WHEREAS, Employee is currently employed by the Company, which is a wholly owned subsidiary of Central European Media Enterprises Ltd. (“CME Ltd.”), pursuant to an [Amended and Restated] Contract of Employment dated [ ] (as amended from time to time, the “Employment Agreement”);

WHEREAS, the CME Ltd. has entered into a Merger Agreement with TV Bidco B.V. and TV Bermuda Ltd. dated October [ ], 2019 (“Merger Agreement”) for the acquisition of CME Ltd. (“Transaction”); and

WHEREAS, the Company and Employee desire to enter into this Agreement to provide for payment of a Retention Bonus to Employee in connection with the Transaction;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.Purpose.  The purpose of this Agreement is to provide an incentive to Employee to assist in the completion of the Transaction.

2.Retention Bonus.  Subject to the terms of this Agreement, on the Payment Date, Employee shall receive a cash bonus in an amount equal to [US$ [ ]] (“ Bonus”).

3.Payment Date. The Payment Date shall be the earlier of (a) the date of the Closing (as defined in the Merger Agreement) and (ii) the date of termination of the Merger Agreement in accordance with its terms.

4.Withholding.  The Bonus shall be subject to any withholding obligation by the Company in respect of any national, local income and employment taxes and social security and health insurance contributions reasonably determined by the Company to be due in respect of the Bonus in accordance with applicable law.

5.Conditions to Payment.

(a)    Employee shall not be entitled to receive any Bonus, nor shall any Bonus vest or accrue (either in whole or in part), prior to the Payment Date.

(b)    Employee shall not be entitled to receive any Bonus, nor shall any Bonus vest or accrue (in whole or in part), unless Employee is employed with the Company on the Payment Date. Notwithstanding the foregoing, if Employee’s employment is terminated by the Company other than for Cause [or by the Employee for Good Reason] after the date hereof, Employee shall be entitled to receive the Bonus on the Payment Date.

(c)    If Employee is entitled to a Bonus in connection with the termination of his employment pursuant to clause (b) above, Employee shall not be entitled to receive a Bonus unless Employee has timely executed and delivered a release of claims in form and substance satisfactory to the Company.

6.General Provisions.

(a)    Employment Status.  This Agreement does not constitute a contract of employment or impose on Employee any obligation to remain as an employee, confer on Employee any right to remain as an Employee or modify the Company’s right to terminate his employment and the Employment Agreement at any time in accordance with the terms thereof.

(b)    Notices.  Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon delivery (for personal delivery), on receipt (for delivery by electronic mail or facsimile) or the third day after mailing by regular mail, to the Company at its primary office location and to Employee at his or her address as listed in the Company’s payroll records.

(c)    Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, the remaining provisions of this Agreement will remain in full force and effect. In the event it is determined that any provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

(d)    Entire Agreement; Amendment.  [Except as provided in paragraph 7, below,][t]his Agreement constitutes the entire agreement between Employee and the Company in respect of the matters contained herein. Notwithstanding the foregoing, this Agreement shall not supersede or affect any other agreements relating to Employee’s employment or termination. This Agreement may only be amended or modified by a written instrument signed by the parties.

(e)    Headings.  Headings are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

(f)    Governing Law.  This Agreement shall be governed and construed in accordance with English law. The parties agree to submit to the jurisdiction of the English courts in respect of any dispute hereunder.

7.[Sections 409A and 280G. Clause [19] (Sections 409A and 280G) of the Employment Agreement is hereby incorporated by reference and shall apply as if fully set forth herein, mutatis mutandis.]

8.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, the parties have executed this Agreement on the date first above written.

EMPLOYEE

____________________
Name:

CME MEDIA SERVICES LIMITED

____________________
By:
Title:    Director